Fill in this information to identify your case: United States Bankruptcy Court for the: SOUTHERN DISTRICT OF TEXAS Case number (if known) Chapter 11 ? Check if this an amended filing Official Form 201 Voluntary Petition for Non-Individuals Filing for Bankruptcy 4/16 If more space is needed, attach a separate sheet to this form. On the top of any additional pages, write the debtor's name and case number (if known). For more information, a separate document, Instructions for Bankruptcy Forms for Non-Individuals, is available. 1. Debtor's name Erin Energy Ltd. 2. All other names debtor used in the last 8 years Include any assumed names, trade names and doing business as names FDBA CAMAC Energy Ltd. 3. Debtor's federal Employer Identification Number (EIN) 4. Debtor's address Principal place of business Mailing address, if different from principal place of business 1330 Post Oak Boulevard, Suite 2250 Houston, TX 77056 Number, Street, City, State & ZIP Code P.O. Box, Number, Street, City, State & ZIP Code Harris Location of principal assets, if different from principal place of businessCounty Number, Street, City, State & ZIP Code 5. Debtor's website (URL) 6. Type of debtor ? Corporation (including Limited Liability Company (LLC) and Limited Liability Partnership (LLP)) ? Partnership (excluding LLP) ? Other. Specify: Official Form 201 Voluntary Petition for Non-Individuals Filing for Bankruptcy page 1 Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 1 of 9

Debtor Erin Energy Ltd. Case number (if known) Name 7. Describe debtor's business A. Check one: ? Health Care Business (as defined in 11 U.S.C. § 101(27A)) ? Single Asset Real Estate (as defined in 11 U.S.C. § 101(51B)) ? Railroad (as defined in 11 U.S.C. § 101(44)) ? Stockbroker (as defined in 11 U.S.C. § 101(53A)) ? Commodity Broker (as defined in 11 U.S.C. § 101(6)) ? Clearing Bank (as defined in 11 U.S.C. § 781(3)) ? None of the above B. Check all that apply ? Tax-exempt entity (as described in 26 U.S.C. §501) ? Investment company, including hedge fund or pooled investment vehicle (as defined in 15 U.S.C. §80a-3) ? Investment advisor (as defined in 15 U.S.C. §80b-2(a)(11)) C. NAICS (North American Industry Classification System) 4-digit code that best describes debtor. See http://www.uscourts.gov/four-digit-national-association-naics-codes. 2111 8. Under which chapter of the Bankruptcy Code is the debtor filing? Check one: ? Chapter 7 ? Chapter 9 ? Chapter 11. Check all that apply: ? Debtor's aggregate noncontingent liquidated debts (excluding debts owed to insiders or affiliates) are less than $2,566,050 (amount subject to adjustment on 4/01/19 and every 3 years after that). ? The debtor is a small business debtor as defined in 11 U.S.C. § 101(51D). If the debtor is a small business debtor, attach the most recent balance sheet, statement of operations, cash-flow statement, and federal income tax return or if all of these documents do not exist, follow the procedure in 11 U.S.C. § 1116(1)(B). ? A plan is being filed with this petition. ? Acceptances of the plan were solicited prepetition from one or more classes of creditors, in accordance with 11 U.S.C. § 1126(b). ? The debtor is required to file periodic reports (for example, 10K and 10Q) with the Securities and Exchange Commission according to § 13 or 15(d) of the Securities Exchange Act of 1934. File the attachment to Voluntary Petition for Non-Individuals Filing for Bankruptcy under Chapter 11 (Official Form 201A) with this form. ? The debtor is a shell company as defined in the Securities Exchange Act of 1934 Rule 12b-2. ? Chapter 12 9. Were prior bankruptcy cases filed by or against the debtor within the last 8 years? ? No. ? Yes. If more than 2 cases, attach a separate list. District When Case number District When Case number 10. Are any bankruptcy cases pending or being filed by a business partner or an affiliate of the debtor? ? No ? Yes. List all cases. If more than 1, attach a separate list Debtor See Attachment Relationship District When Case number, if known Official Form 201 Voluntary Petition for Non-Individuals Filing for Bankruptcy page 2 Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 2 of 9

Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 3 of 9

Debtor **Erin Energy Ltd.** Case number (if known)
Name

11. Why is the case filed in this district?

Check all that apply:

■ Debtor has had its domicile, principal place of business, or principal assets in this district for 180 days immediately preceding the date of this petition or for a longer part of such 180 days than in any other district.

■ A bankruptcy case concerning debtor's affiliate, general partner, or partnership is pending in this district.

12. Does the debtor own or have possession of any real property or personal property that needs immediate attention?

■ No

☐ Yes. Answer below for each property that needs immediate attention. Attach additional sheets if needed.

Why does the property need immediate attention? (Check all that apply.)

☐ It poses or is alleged to pose a threat of imminent and identifiable hazard to public health or safety.

What is the hazard?

☐ It needs to be physically secured or protected from the weather.

☐ It includes perishable goods or assets that could quickly deteriorate or lose value without attention (for example, livestock, seasonal goods, meat, dairy, produce, or securities-related assets or other options).

☐ Other

Where is the property?

Number, Street, City, State & ZIP Code

Is the property insured?

☐ No

☐ Yes. Insurance agency

Contact name

Phone

Statistical and administrative information

13. Debtor's estimation of available funds

. Check one:

■ Funds will be available for distribution to unsecured creditors.

☐ After any administrative expenses are paid, no funds will be available to unsecured creditors.

14. Estimated number of creditors

☐ 1-49	☐ 1,000-5,000	☐ 25,001-50,000
☐ 50-99	☐ 5001-10,000	☐ 50,001-100,000
☐ 100-199	☐ 10,001-25,000	☐ More than100,000
■ 200-999		

15. Estimated Assets

■ $0 - $50,000	☐ $1,000,001 - $10 million	☐ $500,000,001 - $1 billion
☐ $50,001 - $100,000	☐ $10,000,001 - $50 million	☐ $1,000,000,001 - $10 billion
☐ $100,001 - $500,000	☐ $50,000,001 - $100 million	☐ $10,000,000,001 - $50 billion
☐ $500,001 - $1 million	☐ $100,000,001 - $500 million	☐ More than $50 billion

16. Estimated liabilities

■ $0 - $50,000	☐ $1,000,001 - $10 million	☐ $500,000,001 - $1 billion
☐ $50,001 - $100,000	☐ $10,000,001 - $50 million	☐ $1,000,000,001 - $10 billion
☐ $100,001 - $500,000	☐ $50,000,001 - $100 million	☐ $10,000,000,001 - $50 billion
☐ $500,001 - $1 million	☐ $100,000,001 - $500 million	☐ More than $50 billion

Official Form 201 **Voluntary Petition for Non-Individuals Filing for Bankruptcy** page 3

Debtor Erin Energy Ltd. Case number (if known) Name Request for Relief, Declaration, and Signatures WARNING -- Bankruptcy fraud is a serious crime. Making a false statement in connection with a bankruptcy case can result in fines up to $500,000 or imprisonment for up to 20 years, or both. 18 U.S.C. §§ 152, 1341, 1519, and 3571. 17. Declaration and signature of authorized representative of debtor The debtor requests relief in accordance with the chapter of title 11, United States Code, specified in this petition. I have been authorized to file this petition on behalf of the debtor. I have examined the information in this petition and have a reasonable belief that the information is trued and correct. I declare under penalty of perjury that the foregoing is true and correct. Executed on April 25, 2018 MM / DD / YYYY X /s/ Femi Ayoade Femi Ayoade Signature of authorized representative of debtor Printed name Title Authorized Agent 18. Signature of attorney X /s/ Matthew Okin Date April 25, 2018 Signature of attorney for debtor MM / DD / YYYY Matthew Okin Printed name Okin Adams LLP Firm name 1113 Vine St., Suite 201 Houston, TX 77002 Number, Street, City, State & ZIP Code Contact phone (713) 228-4100 Email address info@okinadams.com 00784695 Bar number and State Official Form 201 Voluntary Petition for Non-Individuals Filing for Bankruptcy page 4 Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 4 of 9

Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 5 of 9

Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 6 of 9

Debtor Erin Energy Ltd. Case number (if known) Name Fill in this information to identify your case: United States Bankruptcy Court for the: SOUTHERN DISTRICT OF TEXAS Case number (if known) Chapter 11 ? Check if this an amended filing FORM 201. VOLUNTARY PETITION Pending Bankruptcy Cases Attachment Debtor Erin Energy Corporation Relationship to you Parent Company District Southern District of Texas, Houston Division When 4/25/18 Case number, if known 18-32106 Debtor Erin Energy Kenya Limited Relationship to you Related Subsidiary District Southern District of Texas, Houston Division When Case number, if known to be filed Debtor Erin Petroleum Nigeria Limited Relationship to you Related Subsidiary District Southern District of Texas, Houston Division When Case number, if known to be filed Official Form 201 Voluntary Petition for Non-Individuals Filing for Bankruptcy page 5 Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 7 of 9

Fill in this information to identify the case: Debtor name Erin Energy Ltd. United States Bankruptcy Court for the: SOUTHERN DISTRICT OF TEXAS Case number (if known) ? Check if this is an amended filing Official Form 202 Declaration Under Penalty of Perjury for Non-Individual Debtors 12/15 An individual who is authorized to act on behalf of a non-individual debtor, such as a corporation or partnership, must sign and submit this form for the schedules of assets and liabilities, any other document that requires a declaration that is not included in the document, and any amendments of those documents. This form must state the individual’s position or relationship to the debtor, the identity of the document, and the date. Bankruptcy Rules 1008 and 9011. WARNING -- Bankruptcy fraud is a serious crime. Making a false statement, concealing property, or obtaining money or property by fraud in connection with a bankruptcy case can result in fines up to $500,000 or imprisonment for up to 20 years, or both. 18 U.S.C. §§ 152, 1341, 1519, and 3571. Declaration and signature I am the president, another officer, or an authorized agent of the corporation; a member or an authorized agent of the partnership; or another individual serving as a representative of the debtor in this case. I have examined the information in the documents checked below and I have a reasonable belief that the information is true and correct: ? Schedule A/B: Assets–Real and Personal Property (Official Form 206A/B) ? Schedule D: Creditors Who Have Claims Secured by Property (Official Form 206D) ? Schedule E/F: Creditors Who Have Unsecured Claims (Official Form 206E/F) ? Schedule G: Executory Contracts and Unexpired Leases (Official Form 206G) ? Schedule H: Codebtors (Official Form 206H) ? Summary of Assets and Liabilities for Non-Individuals (Official Form 206Sum) ? Amended Schedule ? Chapter 11 or Chapter 9 Cases: List of Creditors Who Have the 20 Largest Unsecured Claims and Are Not Insiders (Official Form 204) ? Other document that requires a declaration I declare under penalty of perjury that the foregoing is true and correct. Executed on April 25, 2018 X /s/ Femi Ayoade Signature of individual signing on behalf of debtor Femi Ayoade Printed name Authorized Agent Position or relationship to debtor Official Form 202 Declaration Under Penalty of Perjury for Non-Individual Debtors Software Copyright (c) 1996-2017 Best Case, LLC - www.bestcase.com Best Case Bankruptcy Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 8 of 9

Fill in this information to identify the case: Debtor name Erin Energy Ltd. United States Bankruptcy Court for the: SOUTHERN DISTRICT OF TEXAS ? Check if this is an Case number (if known): amended filing Official Form 204 Chapter 11 or Chapter 9 Cases: List of Creditors Who Have the 20 Largest Unsecured Claims and Are Not Insiders 12/15 A list of creditors holding the 20 largest unsecured claims must be filed in a Chapter 11 or Chapter 9 case. Include claims which the debtor disputes. Do not include claims by any person or entity who is an insider, as defined in 11 U.S.C. § 101(31). Also, do not include claims by secured creditors, unless the unsecured claim resulting from inadequate collateral value places the creditor among the holders of the 20 largest unsecured claims. Name of creditor and complete mailing address, including zip code Name, telephone number and email address of creditor contact Nature of claim (for example, trade debts, bank loans, professional services, and government contracts) Indicate if claim is contingent, unliquidated, or disputed Amount of claim If the claim is fully unsecured, fill in only unsecured claim amount. If claim is partially secured, fill in total claim amount and deduction for value of collateral or setoff to calculate unsecured claim. Total claim, if partially secured Deduction for value of collateral or setoff Unsecured claim Genesis Trust Corporate Services Elgin Court, Elgin Avenue, PO Box 448 George Town Grand Cayman KY1-1106 CAYMAN ISLANDS $2,889.19 Official form 204 Chapter 11 or Chapter 9 Cases: List of Creditors Who Have the 20 Largest Unsecured claims page 1 Software Copyright (c) 1996-2017 Best Case, LLC - www.bestcase.com Best Case Bankruptcy Case 18-32107 Document 1 Filed in TXSB on 04/25/18 Page 9 of 9